                                                                 Exhibit 10.6(a)

                        HORACE MANN EDUCATORS CORPORATION
                            2001 STOCK INCENTIVE PLAN

                                 NOTICE OF AWARD
                            (Incentive Stock Option)

     Horace Mann Educators Corporation (the "Company") hereby grants to ________________________ an option (the "Option") to purchase that number of the Company's common shares, $0.001 par value per share ("Shares"), set forth below, subject to the terms and conditions in the attached Exhibit A and in the Horace Mann Educators Corporation 2001 Stock Incentive Plan, as may from time to time be amended (the "Plan"), a copy of which is attached. Please refer to the Plan documents for definitions of terms used in this Agreement and Exhibit A.

Grant Date                  ____________________, 2001

Expiration Date             ____________________, 2011

Number of Shares            ____________________

Option Price                $___________________

Annual Vesting Rate
beginning with Grant Date   ____________________


                                     Horace Mann Educators Corporation

                                     By: __________________________________

                                     Title: _______________________________

                                   EXHIBIT A

                                       to

           HORACE MANN EDUCATORS CORPORATION 2001 STOCK INCENTIVE PLAN

                                 NOTICE OF AWARD

     1.  Manner of Exercise. This Option may be exercised by delivering to the
         ------------------
Company (in care of Vice President, Corporate Benefits), during the period in which the Option is exercisable, written notice of the specific number of Shares under this Option you wish to purchase and full payment of the Option Price together with applicable federal, state, local or foreign withholding taxes ("Required Withholding").

     Payment of the Option Price and the Required Withholding shall be made by any one or more of (a), (b), (c) or (d), below:

     (a) cash, personal check or electronic wire transfer, or

     (b) Mature Shares already owned by you, or

     (c) the sale of the Shares acquired on exercise of this Option through a broker dealer to whom you have submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for the Shares and/or Required Withholding, or

     (d) Shares with a Fair Market Value equal to the Required Withholding, at your election, may be retained by the Company upon exercise to satisfy the Required Withholding and you will receive the number of Shares you elected to purchase reduced by the Shares retained by the Company.

     The exercise will become effective on the date on which both such notice and full payment have been actually received by the Company, which date must be before the Expiration Date shown in this Stock Option Agreement. You will not have any rights as a shareholder of the Company with respect to the Shares which you receive upon exercise of this Option until the Shares have been registered in your name.

     2.  Upon Death or Disability or Retirement. This Option shall become fully
         --------------------------------------
exercisable upon your Termination of Affiliation due to death, Disability, or Retirement. Disability and Retirement are defined in the Plan.

     3.  Vesting in Case of Change of Control. This Option shall become fully
         ------------------------------------
exercisable upon a Termination of Affiliation initiated by the Company or Subsidiary by which you were employed, other than for Cause, if your Termination of Affiliation occurs within the one-year period following a Change of Control. Change of Control and Cause are defined in the Plan.

     4.  Termination for Cause. This Option shall terminate immediately and any
         ---------------------
unexercised portion shall be forfeited immediately upon your Termination of Affiliation for Cause. Cause is defined in the Plan.

     5.  Exercise After Termination. This Option may be exercised only while you
         --------------------------
are employed with the Company or a Subsidiary, except as follows:

     (a) if you have a Termination of Affiliation due to Disability, you (or the executor or administrator of your estate, your heirs or legatees, or beneficiary designated in accordance with the Plan, as applicable) may exercise this Option at any time during the first twelve (12) months after your Termination of Affiliation;

     (b) if you have a Termination of Affiliation due to death, the executor or administrator of your estate, your heirs or legatees, or beneficiary designated in accordance with the Plan, as applicable, may exercise this Option at any time during the first twelve (12) months after your Termination of Affiliation; and

     (c) if you have a Termination of Affiliation due to any other reason (other than a termination for Cause), you (or the executor or administrator of your estate, your heirs or legatees, or beneficiary designated in accordance with the Plan, as applicable) may exercise this Option at any time during the first three
(3) months after your Termination of Affiliation;

provided, however, that except as otherwise provided in Section 2 or 3 of this Exhibit A, this Option can be exercised after your Termination of Affiliation only to the extent it is exercisable on the date of your Termination of Affiliation and, provided further that, under no circumstances can this Option be exercised on or after the Expiration Date.

     6.  Option Non-Transferable. This Option is not transferable except to: (a)
         -----------------------
your spouse, sibling, parent, child or grandchild (including adoptive relationships), (b) a trust primarily for your benefit or the benefit of the persons described in (a), or (c) a corporation or other entity exclusively owned by you or by persons described in (a).

     7.  Incentive Stock Option. This Option has been designated by the
         ----------------------
Committee as an Incentive Stock Option.

     8.  Taxes. The Company is not required to issue Shares upon the exercise of
         -----
this Option unless you first pay, in cash or by Share withholding to the Company such amount, if any, of Required Withholding.

     9.  No Right to Affiliation. Nothing in the Agreement shall interfere with
         -----------------------
or limit in any way the right of the Company or any Subsidiary to terminate your employment at any time, nor confer upon you the right to continue in the employ of the Company or any Subsidiary.

     10. Amendments. This Agreement may be amended only by a writing executed by
         ----------
the Company and you which specifically states that it is amending this Agreement; provided that this Agreement is subject to the power of the Board to amend the Plan as provided therein.

Except as otherwise provided in the Plan, no such amendment shall materially adversely affect your rights under this Agreement without your consent.

     11. Notices. Any notice to be given under the terms of this Agreement to
         -------
the Company shall be addressed to Horace Mann Educators Corporation, in care of the Vice President, Human Resources. Any notice to be given to you shall be addressed to you at the address listed in the Company's records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.

     12. Severability. If any part of this Agreement is declared by any court or
         ------------
governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

     13. Applicable Law. This Agreement shall be governed by the substantive
         --------------
laws of Delaware.